UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

 Date of report (Date of earliest event reported):  February 13, 2013

PhotoMedex, Inc.
 (Exact Name of Registrant Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-11635 (Commission File Number)	59-2058100 (I.R.S. Employer Identification No.)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    215-619-3600

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 13, 2014, PhotoMedex, Inc., a Nevada corporation (“PhotoMedex”), LCA-Vision Inc., a Delaware corporation (“LCA”), and Gatorade Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of PhotoMedex (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) under which PhotoMedex has agreed to acquire LCA. Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions therein, Merger Sub will be merged with and into LCA (the “Merger”), with LCA surviving as a wholly-owned subsidiary of PhotoMedex.

At the effective time of the merger, each outstanding share of LCA common stock (other than dissenting shares, treasury shares, any shares owned by PhotoMedex and its subsidiaries, and shares owned by a subsidiary of LCA) will be cancelled, and the shareholders will receive $5.37 in cash, without interest.  Immediately prior to the effective time of the Merger, each outstanding option to acquire common stock granted under any LCA equity incentive plan, whether vested or exercisable, that is outstanding will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of $5.37 over the per share exercise price of the option multiplied by (ii) the total number of shares of common stock subject to the option. Also immediately prior to the effective time of the Merger, each outstanding share of restricted stock unit award or other right to receive common stock granted under any LCA equity incentive plan, whether vested or exercisable, will be cancelled and converted into the right to receive $5.37 per share in cash, without interest. The $5.37 per ownership interest price represents a premium of 34% over the closing price of LCA common stock on February 12, 2014, or an approximate purchase price of $106.4 million.

PhotoMedex will fund this transaction through a new $85 million senior secured credit facility including a $10 million revolving credit facility and a $75 million four-year term loan, as well as through existing cash balances. However, the Merger is not conditioned upon PhotoMedex receiving such financing.

The Merger Agreement contains customary representations, warranties and covenants by both PhotoMedex and LCA. The parties’ obligations to complete the Merger are contingent upon customary closing conditions, including the approval of the Merger and the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of LCA common stock, and the expiration or termination of the applicable Hart-Scott-Rodino Antitrust Improvements Act waiting period.  The boards of directors of both PhotoMedex and LCA have voted unanimously in favor of the transaction, which is expected to close in the second quarter of 2014.

The Merger Agreement also contains a 30-day “go-shop” period, which runs from the date of the Merger Agreement through March 15, 2014 (the “Go-Shop Period”).  During this period, LCA may initiate or solicit alternative proposals from third parties for the sale of LCA (“Alternative Proposals”).  However, starting on March 16, 2014, LCA will become subject to customary “window-shop” restrictions on its ability to solicit and act with regard to Alternative Proposals, although LCA may continue to engage in negotiations with third parties that submitted Alternative Proposals during the Go-Shop Period or respond to an unsolicited Alternative Proposal under certain circumstances.

The Merger Agreement includes defined termination rights for both PhotoMedex and LCA. Under certain specified circumstances, LCA is entitled to terminate the Merger Agreement to accept an Alternative Proposal.  The Merger Agreement includes a termination fee of approximately $3.2 million, plus up to $1 million in expenses, payable under certain specified circumstances, including if LCA terminates the Merger Agreement in order to enter into a definitive agreement with an alternative buyer, if PhotoMedex terminates the Merger Agreement for LCA’s board of directors' failure to reaffirm its recommendation of the transaction with PhotoMedex, or as a result of LCA’s uncured breach of representations, warranties and covenants in the Merger Agreement.

The Merger Agreement provides additional information regarding the terms set forth therein.  The Merger Agreement is not intended to modify or supplement any factual disclosures about PhotoMedex in its public reports filed with the Securities and Exchange Commission (the “SEC”).  In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to PhotoMedex or LCA. The representations and warranties have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocate risk between the parties, rather than establishing matters as facts.

The details of the Merger Agreement contained herein are not intended to represent the complete Merger Agreement and are qualified in their entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are "forward-looking statements."  These forward-looking statements include, but are not limited to, statements about the plans, objectives, expectations and intentions of PhotoMedex and other statements contained in this Report that are not historical facts.  Forward-looking statements in this Report involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements.  When used in this Report, the words “will,” "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are generally intended to identify forward-looking statements, because these forward-looking statements involve risks and uncertainties.  There are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including our ability to consummate the Merger and other risks and important factors contained and identified in PhotoMedex’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.  We undertake no obligation to update such forward-looking statements.

ITEM 9.01                      Financial Statements and Exhibits.

(d) EXHIBITS.

2.1
The Agreement and Plan of Merger by and among PhotoMedex, Inc., Gatorade Acquisition Corp. and LCA-Vision Inc., dated as of February 13, 2014, (incorporated by reference to Exhibit 2.1 to the Form 8-K filed on February 13, 2014 by LCA-Vision Inc.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date:	February 19, 2014	By:	/s/ Dolev Rafaeli
Dolev Rafaeli
Chief Executive Officer